Exhibit 99.1

NUVERRA ENTERS INTO SETTLEMENT AGREEMENTS IN TEXAS COURT CASE

INVOLVING SUBSIDIARY HECKMANN WATER RESOURCES (CVR), INC.

SCOTTSDALE, Ariz. (July 16, 2014) – Nuverra Environmental Solutions, Inc. (NYSE: NES), (“Nuverra” or the “Company”) announced today that it has entered into agreements to fully settle all claims related to a previously disclosed lawsuit filed against its subsidiary Heckmann Water Resources (CVR), Inc. in the District Court of Dimmit County, Texas, arising from a vehicle accident.

Nuverra has agreed to fund $5.5 million of the total settlement amount to fully resolve the matter. The settlements were fully approved by the District Court of Dimmit County on July 15, 2014. Terms of the settlements, including the total settlement amounts and the portion paid by the Company’s insurer, are confidential. These settlement agreements include all plaintiffs and the Company’s insurer and release Nuverra and all of its subsidiaries from all past and future claims or liabilities related to this matter.

The Company will take a charge related to the settlement in the second quarter ended June 30, 2014, which will include the $5.5 million one-time cash payment and related legal fees and defense costs.

The vehicle accident occurred in May 2012 and involved a Heckmann Water Resources (CVR), Inc. truck and one other vehicle. In December 2013, a Dimmit County jury awarded damages against Heckmann Water Resources (CVR), Inc. totaling $181 million in compensatory damages and $100 million in punitive damages, which were subsequently reduced in the judgment by the District Court of Dimmit County, Texas as a result of post-trial motions. The Company initially disclosed the jury verdict in a press release dated December 8, 2013.

About Nuverra Environmental Solutions, Inc.

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to assist in identifying such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expectations regarding the process for implementation of the settlement and other matters that involve known and unknown risks, uncertainties and other factors that may cause the outcome to differ materially from that expressed or implied by this press release. Such risk factors include, among others: uncertainties relating to the implementation of the settlement in accordance with the final settlement documentation and related court filings, potential violation of the terms of the settlement documentation and related court filings by one or more of the parties, the potential impact of any trial court or appellate court action, and the potential impact of any unforeseen additional litigation related to this matter. Additional risks and uncertainties relating to the Company’s business are set forth in the Company’s Form 10-Q for the three months ended March 31, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company’s web site at http://www.nuverra.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Nuverra Environmental Solutions

Nuverra Environmental Solutions, Inc.

Liz Merritt, 602-903-7802

VP-Investor Relations & Communications

ir@nuverra.com